SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 1, 2014

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 2, 2014, CenterState Banks, Inc. (the “Company”, “CSFL” or “CenterState”) furnished a Current Report on Form 8-K to report the June 1, 2014 completion of its previously announced transaction as described in the Agreement and Plan of Merger dated January 29, 2014, as amended (the “Agreement”) with First Southern Bancorp, Inc. (“FSOF” or “First Southern”) whereby FSOF merged with and into the Company. Pursuant to and simultaneously with the merger of FSOF with and into the Company, FSOF’s subsidiary bank, First Southern Bank (“FSB”), merged with and into the Company’s wholly owned subsidiary bank, CenterState Bank of Florida, N.A. (the “Bank”).

This Current Report on Form 8-K/A amends and supplements the disclosures provided in Items 2.01 and 9.01 of the Current Report on Form 8-K furnished on June 2, 2014. Except as otherwise provided herein, the other disclosures made in the Current Report furnished on June 2, 2014 remain unchanged. The Company does not anticipate that it will further amend this Current Report.

Statements made in this amendment, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, liquidity and capital resources, including the effects of the FSOF and FSB acquisitions and the final determination of the assets and liabilities acquired and their respective valuations. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Business - Note about Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Item 2.01.	Completion of Acquisition of Assets

On June 1, 2014 the Company completed its previously announced merger transaction as set forth in the Agreement with FSOF, whereby FSOF merged with and into the Company. Pursuant to and simultaneously with the merger of FSOF with and into the Company, FSOF’s subsidiary bank, FSB merged with and into the Bank.

Pursuant to the terms of the Agreement, the Company purchased approximately $630.3 million of loans. The estimated fair market value of the loans was approximately $599.5 million or 95% of their outstanding unpaid principal balance.

The Company acquired 17 branches from FSOF of which 8 are owned and 9 are leased. Of the 17 branches acquired, the Company intends to sell or consolidate and close a total of 10 branches. On June 4, 2014, the Company entered into an agreement to sell 5 branch offices acquired as part of the FSOF acquisition and approximately $200 million of deposits, which includes a sixth branch office that was leased, and will be closed by the Company. These six branch offices are included in the 10 branches referred to above. The sale of the branches is expected to close in September 2014. The consolidation and closing of the remaining 4 branch offices will occur on September 19, 2014, the date scheduled for conversion of FSOF’s core processing system into the Company’s core system.

In summary, the Company purchased the real estate of the 8 branches owned by FSOF for approximately $8.6 million, the estimated fair value based on current appraisals or sales contract. Five of these branches have been sold as discussed above and are expected to close in September 2014. Two of these branches will be closed by the Company in September 2014 and have been classified as held-for-sale at estimated fair value less cost to sell, or approximately $0.8 million. The remaining branch previously owned by FSOB will continue to be operated as a CenterState branch.

Of the 9 branch offices that were leased by FSOF, 3 will be closed by the Company in September 2014 and the remaining 6 will be assumed by the Company and operated as CenterState branches. Management has determined that based on current rents for the related markets, the leases assumed by the Company approximate fair value as of the acquisition date. The following is a schedule of minimum future lease payments pursuant to the operating leases assumed by the Company for the 6 offices that will continue to be operated by the Company as of the June 1, 2014 acquisition date. Amounts are in thousands of dollars.

7 months ending December 31, 2014	$626
Year 2015	618
Year 2016	498
Year 2017	321
Year 2018	104
Thereafter	26

Total	$2,193

The Company is in the process of negotiating a termination payment for each of the 3 leased branch offices that will be closed on September 19, 2014 and the two supporting operation centers that are expected to be closed between September and December 2014. The termination expense is expected to be recognized in the Company’s financial statements in the third and fourth quarter of 2014. The following table presents the minimum future contractual lease payments, of the leases expected to be terminated, as of the June 1, 2014 acquisition date. Amounts are in thousands of dollars.

7 months ending December 31, 2014	$233
Year 2015	298
Year 2016	213
Year 2017	108
Year 2018	68
Thereafter	145

Total	$1,065

All of the deposits, estimated fair value of approximately $852.6 million at date of acquisition, were assumed by the Bank. The Company did not pay a premium for the deposits assumed. As previously discussed, the Company entered into an agreement to sell substantially all of the deposits from 6 branch offices. The transaction is expected to close in September 2014. At June 1, 2014 the aggregate deposit balances in the identified accounts totaled approximately $192.6 million. The buyer has agreed to purchase these deposits at a premium of 1.5% times the average daily balance of the assumed deposits over a 10 day period ending on the day prior to the closing date of the transaction, expected to be September 19, 2014. These deposits were transferred to deposits held for sale on the Company’s June 1, 2014 Consolidated Balance Sheet.

The Company recognized goodwill on this acquisition of approximately $0.5 million. Goodwill represents the excess of the fair value of the consideration transferred over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Fair value estimates are based on the information available, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to acquisition date fair values becomes available. Fair values are preliminary estimates due to pending appraisals on loans and other real estate owned.

The foregoing summary is not complete and is qualified in its entirety by reference to the full text of the form of the Agreement, incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4 (File No. 333-194950) and amendments thereto.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Discussion

As set forth in Item 2.01 above, on June 1, 2014, the Company acquired all of the assets and assumed all of the deposits and other liabilities of FSOF and FSB pursuant to the Agreement. A narrative description of the anticipated effects of the FSOF acquisition (the “Acquisition”) on the Company’s financial condition, liquidity, capital resources and operating results is presented below. This discussion should be read in conjunction with the historical financial statements and the related notes of the Company, which have been filed with the Securities and Exchange Commission which are listed below and the Report of Independent Registered Public Accounting Firm, the Consolidated Financial Statements of FSOF which comprise the Consolidated Balance Sheets as of December 31, 2013 and 2012, and the related Consolidated Statements of Operations, Comprehensive Loss, Changes in Stockholders’ Equity, and Cash Flows for each of the three years in the period ended December 31, 2013, and the related Notes to the Consolidated Financial Statements which are attached hereto as Exhibit 99.1

•	Report of Independent Registered Public Accounting Firm, the Company’s audited Consolidated Balance Sheets as of December 31, 2013 and 2012, and the related Consolidated Statements of Operations and Comprehensive Income, Changes in Stockholders’ Equity, and Cash Flows for each of the three years ending December 31, 2013, 2012 and 2011, and the Notes to the Consolidated Financial Statements. Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ending December 31, 2013 filed on March 5, 2014.

•	The Company’s unaudited Condensed Consolidated Balance Sheet as of March 31, 2014, and the related Condensed Consolidated Statements of Earnings and Comprehensive Income, Changes in Stockholders’ Equity, and Cash Flows for the three month periods ending March 31, 2014 and 2013, and the related Notes to the Condensed Consolidated Financial Statements. Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2014 filed on May 6, 2014.

•	The Company’s unaudited Condensed Consolidated Balance Sheet as of June 30, 2014, and the related Condensed Consolidated Statements of Earnings and Comprehensive Income for the six months and three months ending June 30, 2014 and 2013, Changes in Stockholders’ Equity, and Cash Flows for the six month period ending June 30, 2014 and 2013, and the related Notes to the Condensed Consolidated Financial Statements. Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2014 filed on August 5, 2014.

The Company’s primary reasons for the transaction were to further solidify its market share in the southeast Florida market as well as in central and northeastern Florida and expand its customer base to enhance deposit fee income and leverage operating cost through economies of scale. The acquisition increased the Company’s total assets and total deposits by approximately 35% and 33%, respectively, as compared with the balances at March 31, 2014, and is expected to positively affect the Company’s operating results to the extent the Company earns more from interest earning assets than it pays in interest on its interest bearing liabilities. The ability of the Company to successfully collect interest and principal on the loans acquired will also impact cash flows and operating results.

The Company estimated the acquisition date fair value of the acquired assets and assumed liabilities in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (ASC Topic 805) and ASC Topic 820, Fair Value Measurements. However, the amount that the Company realizes on these assets may differ materially from these carrying values primarily as a result of changes in the timing and amount of collections on the acquired loans in future periods.

Calculation of Purchase Price

The Company acquired 100% of the outstanding common stock of First Southern. The purchase price consisted of both cash and stock. Each share of First Southern common stock was exchanged for $3.00 cash and 0.3 shares of the Company’s common stock. Based on the closing price of the Company’s common stock on May 30, 2014, the resulting purchase price was $195.4 million. The table below summarizes the purchase price calculation. Dollar amounts are in thousands, except per share data.

Number of shares of FSOF common stock outstanding at May 30, 2014	31,539,698
FSOF preferred shares that converted to FSOF common shares upon the change in control	48,375

Total FSOF common shares including conversion of preferred shares	31,588,073
Per share exchange ratio	0.3

Number of shares of CenterState common stock	9,476,424
Multiplied by CenterState common stock price per share on May 30, 2014	$10.62

Fair value of CenterState common stock issued	$100,639

Total FSOF common shares including conversion of preferred shares	31,588,073
Multiplied by the cash consideration each FSOF share is entitled to receive	$3.00

Total cash consideration	$94,765

Total stock consideration	$100,639
Total cash consideration	94,765

Total purchase price	$195,404

Financial Condition

The total purchase price as shown in the table above is allocated to First Southern’s tangible and intangible assets and liabilities as of June 1, 2014 based on fair values as follows. Amounts are in thousands of dollars.

Cash and cash equivalents	$148,257
Loans, excluding purchased credit impaired loans	477,841
Purchased credit impaired loans	121,684
Investments	204,723
Interest receivable	2,007
Branch real estate	1,594
Furniture and fixtures	1,282
Bank property held for sale	7,119
Federal Reserve Bank and Federal Home Loan Bank stock	5,576
Bank owned life insurance	2,555
Other repossessed real estate owned covered by FDIC loss share agreements	22,731
Other repossessed real estate owned	454
Deferred tax asset	43,889
Other assets	4,581
Core deposit intangible	7,396
Goodwill	541
Deposits	(662,959)
Deposits held for sale	(189,674)
Other liabilities	(4,193)

Total preliminary estimated acquisition consideration	$195,404

The list below summarizes the preliminary estimates of the fair value of the assets purchased, excluding goodwill, and liabilities assumed as of the June 1, 2014 purchase date. Amounts are in thousands of dollars.

Cash and cash equivalents	$148,257
Loans, excluding purchased credit impaired loans	477,841
Purchased credit impaired loans	121,684
Investments	204,723
Interest receivable	2,007
Branch real estate	1,594
Furniture and fixtures	1,282
Bank property held for sale	7,119
Federal Reserve Bank and Federal Home Loan Bank stock	5,576
Bank owned life insurance	2,555
Other repossessed real estate owned covered by FDIC loss share agreements	22,731
Other repossessed real estate owned	454
Core deposit intangible	7,396
Deferred tax asset	43,889
Other assets	4,581

Total assets acquired	$1,051,689

Liabilities:
Deposits	662,959
Deposits held for sale	189,674
Other liabilities	4,193

Total liabilities assumed	$856,826

Net assets acquired, excluding goodwill	$194,863

In the acquisition, the Company purchased $599.5 million of loans at fair value, net of $30.8 million, or 4.9%, estimated discount to the outstanding principal balance, representing 33% of the Company’s total loans at March 31, 2014. Of the total loans acquired, management identified $121.7 million with credit deficiencies. All loans that were on non-accrual status, all TDRs, all impaired loans, all loans previously identified by FSOF with credit deficiencies and any other loan identified by the Company with a probable credit deficiency were considered by management to be credit impaired and are accounted for pursuant to ASC Topic 310-30. The table below summarizes the total contractually required principal and interest cash payments, management’s estimate of expected total cash payments and fair value of the loans as of June 1, 2014 for purchased credit impaired loans. Contractually required principal and interest payments have been adjusted for estimated prepayments. Amounts are in thousands of dollars.

Contractually required principal and interest	$180,960
Non-accretable difference	(33,527)

Cash flows expected to be collected	147,433
Accretable yield	(25,749)

Total purchased credit-impaired loans acquired	$121,684

The table below presents information with respect to the fair value of acquired loans and other interest earning assets, as well as their unpaid principal balance (“Book Balance”) at acquisition date, contractual term and average contractual yield as of the June 1, 2014 acquisition date. Amounts are in thousands of dollars.

	book balance	fair value	weighted average months to maturity	average contractual interest rate	effective interest rate
Interest bearing deposits at Federal Reserve Bank	$144,966	$144,966	—	0.25%	0.25%

Investments	205,538	204,723	98	2.41%	2.41%

Loans:
Single family residential real estate	$60,332	$57,693	321	3.38%	3.71%
Commercial real estate	387,589	382,162	73	4.62%	5.10%
Construction/development/land	17,238	15,942	77	4.14%	5.70%
Commercial loans	20,267	19,906	58	4.81%	4.96%
Consumer and other loans	2,496	2,138	4	5.23%	4.83%
Purchased credit-impaired	142,414	121,684	50	5.27%	7.11%

Total loans	$630,336	$599,525	91	4.64%	5.38%

Total earning assets	$980,840	$949,214	79	3.53%	3.96%

Investments acquired pursuant to the acquisition of FSOF were sold in June 2014. The Company did not recognize an accounting gain or loss on the subsequent sale of these investments.

The following table reflects the scheduled maturities of the acquired loans at fair value at the June 1, 2014 acquisition date. Amounts are in thousands of dollars.

	single family residential real estate	commercial real estate	construction, dev., & land	commercial & industrial	consumer	total loans
Contractual maturities:
1 year or less	$11,050	$100,377	$9,056	$8,984	$1,933	$131,400
1 - 5 years	1,242	173,142	5,996	7,709	205	188,294
After 5 years	54,639	205,256	13,902	6,034	—	279,831

Total	$66,931	$478,775	$28,954	$22,727	$2,138	$599,525

Rate sensitivity:
Fixed	$11,332	$226,295	$9,418	$11,513	$502	$259,060
Variable	55,599	252,480	19,536	11,214	1,636	340,465

Total	$66,931	$478,775	$28,954	$22,727	$2,138	$599,525

In the acquisition, the Company assumed $852.6 million in deposits at estimated fair value. Of this amount, $189.7 million is under a purchase and assumption agreement, as discussed previously. The transaction is expected to close in September 2014. The amount of deposits acquired and not under agreement to sell, approximately $663.0 million, represents approximately 26% of the Company’s total deposits of $2,558.7 million at March 31, 2014. Non-interest bearing deposits comprise about 18%, money market accounts comprise about 42%, and time deposits comprise about 18% of the assumed deposits not held for sale. The remainder is in interest bearing accounts and regular savings accounts. A schedule of the deposits not held for sale assumed at June 1, 2014 at fair value is listed in the table below. Amounts are in thousands of dollars.

	fair value at June 1, 2014	weighted average interest rate
Non-interest bearing deposits	$121,623	—%
Interest bearing deposits:
Interest bearing demand deposits	46,830	0.08%
Savings deposits	94,818	0.01%
Money market deposits	279,459	0.39%
Time deposits less than $100,000	59,797	0.92%
Time deposits of $100,000 or greater	60,432	0.89%

Total deposits assumed	$662,959	0.26%

The following table presents the amount of time deposits, excluding time deposits held for sale, assumed at June 1, 2014, maturing during the periods reflected below. Amounts are in thousands of dollars.

Amount
June 1, 2014 thru May 31, 2015	$69,935
June 1, 2015 thru May 31, 2016	27,162
June 1, 2016 thru May 31, 2017	7,674
June 1, 2017 thru May 31, 2018	10,784
June 1, 2018 thru May 31, 2019	4,629
Thereafter	45

Total	$120,229

In its assumption of the deposit liabilities, the Company believed that these deposits have an intangible value. The Company applied ASC Topic 805 which prescribes the accounting for goodwill and other intangible assets such as core deposit intangibles in a business combination. The Company determined the estimated fair value of the core deposit intangible asset totaled $7.4 million, which will be amortized utilizing an accelerated amortization method over an estimated economic life not to exceed ten years. In determining the valuation amount, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates and age of deposit relationships. The table below presents the estimated amortization expense for each of the next ten years. Amounts are in thousands of dollars.

year 1	$1,109	year 6	$643
year 2	943	year 7	643
year 3	802	year 8	643
year 4	681	year 9	643
year 5	643	year 10	646

		Total	$7,396

Future amortization of this core deposit intangible asset over the estimated life will decrease results of operations, net of any potential tax effect. Since amortization is a non cash item, it will have no effect upon future liquidity and cash flows. For the calculation of regulatory capital, core deposit intangible asset is disallowed and is a reduction to equity capital. The Company expects that disallowing this intangible asset should not materially adversely affect the Company’s regulatory capital ratios.

The core deposit intangible asset is subject to significant estimates by management related to the value and the life of the asset. These estimates could change over time. The Company will review the valuation of this asset periodically to ensure that no impairment has occurred. If any impairment is subsequently determined, the Company will record the impairment as an expense in its consolidated statement of operations.

Non performing loans

At the acquisition date, First Southern had total non-accrual loans of $32.2 million and no loans that were past due 90 days or more and still accruing. All loans that were on non-accrual status, TDRs, or identified as impaired as of the acquisition date were considered by CenterState’s management to be credit impaired and will be accounted for pursuant to ASC Topic 310-30. Loans identified as such had an aggregate principal balance of $142.4 million and an estimated fair value, as of the acquisition date, equal to $121.7 million.

Other real estate owned

As part of the acquisition, the Company acquired OREO with a fair value less estimated selling expenses of $23.2 million that First Southern obtained through foreclosure and repossession. Fair value was based on current appraisals (appraisals less than one year old). Of the $24.3 million of OREO acquired, $22.7 million is covered by FDIC loss share agreements. OREO is further delineated below. Amounts are in thousands of dollars.

Description of other real estate owned	fair value at June 1, 2014
13 single family homes	$2,141
15 commercial buildings	12,403
Land / various acreages	8,641

Total	$23,185

FDIC loss sharing agreements

FSOF’s loss share agreements with the FDIC have been transferred to the Company as part of the acquisition. The loss share agreements with the FDIC have provisions by which the FDIC is required to reimburse the Company for certain losses including up to 90 days of accrued but unpaid interest and direct expenses related to the resolution of assets for which a loss has been incurred. Generally, the agreements carry terms of five years from the date of acquisition for non-single family or commercial assets and ten years from the date of acquisition for single family assets. The following table summarizes the loss-share tranches with their respective loss coverage percentage limits. Amounts are in thousands of dollars.

	Haven Trust Bank of Florida
	Single Family Residential Loans				Non-Single Family Residential Loans
	range of losses			loss share percentage	range of losses			loss share percentage
1st Tranche	$0	—	$1,292	70%	$0	—	$28,574	70%
2nd Tranche	$1,293	—	$1,878	0%	$28,575	—	$38,169	0%
3rd Tranche	$1,879	—	unlimited	70%	$38,170	—	unlimited	70%

	First Commercial Bank of Florida
	Single Family Residential Loans				Non-Single Family Residential Loans
	range of losses			loss share percentage	range of losses			loss share percentage
1st Tranche	$0	—	$5,905	70%	$0	—	$95,792	70%
2nd Tranche	$5,906	—	$9,902	30%	$95,793	—	$160,396	30%
3rd Tranche	$9,903	—	unlimited	75%	$160,397	—	unlimited	75%

As of the last loss certificate filed, the Company is in the following loss share Tranche:

	Haven Trust Bank of Florida		First Commercial Bank of Florida
	Current Tranche (1)	Remaining (2)	Current Tranche (1)	Remaining (2)
Single Family Residential Loans	1st Tranche (70%)	$500	3rd Tranche (75%)	unlimited
Non-Single Family Residential Loans	2nd Tranche (0%)	$8,900	2nd Tranche (30%)	$29,000

note 1:	The current Tranche as of the last loss share certificate filed with the FDIC and the related loss share percentage.
note 2:	The approximate amount of losses eligible for reimbursement remaining in the current Tranche.

The FDIC indemnification asset represents the estimated amounts due from the FDIC pursuant to the respective loss share agreement. The FDIC indemnification asset related to the loss share agreements assumed from FSOF as discussed above is equal to approximately $2.6 million at the June 1, 2014 acquisition date.

The FDIC loss share agreements allow for the recovery of some payments made for loss share reimbursements under certain conditions based on the actual performance of the portfolios acquired. The true-up payment is estimated and accrued for as part of the overall FDIC indemnification asset analysis and is reflected as a separate liability. The true-up liability related to the loss share agreements acquired pursuant to the FSOF acquisition was approximately $0.7 million at the June 1, 2014 acquisition date and is included in other liabilities.

Operating results and cash flows

Management has from time to time become aware of acquisition opportunities and has performed various levels of review related to potential acquisitions in the past. The FSOF acquisition was attractive to the Company for a variety of reasons including the following:

•	attractiveness in the pricing of the acquired loans;

•	ability to increase the Company’s market share in southeast, central and northeast Florida;

•	attractiveness of core deposit customer relationships; and,

•	opportunities to enhance income and efficiency due to duplications of effort and decentralized processes as the Company expects to enhance income by centralizing some duties and removing duplications of effort.

Based on these and other factors, the Company believes that the FSOF acquisition will have a positive impact on its earnings after the 10 branches are closed in September 2014, the two operations centers are closed, the system conversion scheduled for September 19, 2014 occurs, and the reduction in branch and support staff occurs, which is expected to occur during the third and fourth quarter of 2014.

The total assets acquired, approximately $1.052 billion, excluding goodwill, represented approximately 35% of the Company’s $3.006 billion of total assets as of March 31, 2014, and total deposits assumed, approximately $853 million, represented approximately 33% of the Company’s $2.559 billion of total deposits reported as of March 31, 2014. The Company believes that the transaction will improve net interest income, as the Company earns more from interest earned on its loans and investments than it pays in interest on deposits.

Liquidity and capital resources

The FSOF acquisition enhanced the liquidity position of the Company. The Company acquired $148 million of cash and cash equivalents. This addition to the Company’s balance sheet represents additional support for the Company’s liquidity needs.

Deposits, excluding deposits held for sale, with an estimated fair value of $663 million were also assumed. Of this amount approximately 18% is in noninterest bearing deposits, 42% is in money market accounts, 18% in time deposits and the remainder is in checking accounts and regular savings accounts.

At March 31, 2014, the Company and the Bank were considered “well-capitalized” based on calculations of relevant regulatory ratios. The Company, the Bank, FSOF and FSB had the following capital ratios at March 31, 2014.

	regulatory guideline amounts to be considered	Actual at March 31, 2014
	well capitalized	Company	Bank	FSOF	FSB
Tier 1 leverage ratio	5.0%	10.0%	8.7%	17.0%	13.4%
Tier 1 risk base ratio	6.0%	14.8%	12.8%	24.9%	19.1%
Total risk based ratio	10.0%	15.8%	13.9%	26.2%	20.4%

The acquisition of FSOF did not have a material adverse effect on the Company’s regulatory capital ratios. The Company and Bank remain “well-capitalized” after taking into consideration the results of the FSOF transaction.

Financial Statements

Attached hereto as Exhibit 99.1 and incorporated by reference into this Item 901(a) are FSOF audited consolidated financial statements as of December 31, 2013 and 2012 and the years then ended.

(b)	Pro Forma Financial Statements

Balance Sheets

The pro forma condensed consolidated balance sheet presented below assumes the transaction occurred at March 31, 2014. Adjusting entries are explained below. Amounts are in thousands of dollars.

	CenterState Mar 31, 2014 as reported	FSOF Mar 31, 2014 as reported	Pro Forma adjustments		Pro Forma Mar 31, 2014 combined
Assets:
Cash and cash equivalents	$220,261	$164,643	($94,764	) a	$290,140
Investment securities, at fair value	617,143	214,509	(814	) c	830,838

Loans	1,815,634	630,916	(30,811	) d	2,415,739
Allowance for loan losses	(20,096)	(11,077)	11,077	e	(20,096)

Net loans	1,795,538	619,839			2,395,643

OREO	23,787	31,297	(3,561	) h	51,523
Bank premises and equipment, net	95,103	13,193	(684	) g	107,612
Goodwill	76,440	23,713	(23,713	) i	76,440
Other intangibles	9,913	557	6,839	j,k	17,309
Bank owned life insurance	54,574	2,545			57,119
FDIC indemnification asset	64,719	5,332	(2,502	) l	67,549
Prepaid and other assets	48,219	9,787	42,333	f,m,p	100,339

Total Assets	$3,005,697	$1,085,415			$3,994,512

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits	$2,558,704	$881,402	($1,594	) n	$3,438,512
Other borrowings	71,299	—			71,299
Corporate debentures	23,785	—			23,785
Payables and other liabilities	18,745	2,954	569	o	22,268

Total liabilities	2,672,533	884,356			3,555,864

Stockholders’ Equity:
Common Stock	355	318	(223	) b,r	450
Additional paid in capital	287,449	272,049	(168,661	) b,r	390,837
Treasury shares	—	(2,866)	2,866	r	—
Retained earnings (deficit)	48,716	(63,910)	65,911	q,r	50,717
Accumulated other comprehensive loss	(3,356)	(4,532)	4,532	r	(3,356)

Total stockholders’ equity	333,164	201,059			438,648

Total Liabilities and Stockholders’ Equity	$3,005,697	$1,085,415			$3,994,512

Balance sheet – pro forma adjustments

		debit	credit
a	Cash		$94,764
b	Common stock		95
b	Additional paid in capital, common		103,388
c	Investment securities		814
d	Loans		30,811
e	Allowance for loan losses	$11,077
f	Interest receivable		18
g	Property and equipment, net		684
h	Other real estate owned		3,561
i	Goodwill (existing goodwill)		23,713
j	Remove existing CDI		557
k	New CDI	7,396
l	FDIC indemnification asset		2,502
m	Deferred tax asset	28,060
n	Deposits	1,594
o	FDIC clawback liability		569
p	Deferred tax	14,291
q	Preliminary bargain purchase gain		2,001
r	Common Stock	318
r	Additional paid in capital, common	272,049
r	Treasury shares		2,866
r	Retained earnings (deficit)		63,910
r	Accumulated other comprehensive loss		4,532

a.	Pro-forma payment of the cash consideration component of total merger consideration to First Southern shareholders.
b.	CenterState common shares issued to First Southern shareholders representing the stock consideration component of the total merger consideration. For the purpose of this pro-forma presentation, the value of a share of CenterState common stock was assumed to equal its closing price on March 31, 2014, the pro forma date, as reported by NASDAQ ($10.92 per share).
c.	Adjustment to investment securities to reflect the preliminary estimated fair value at acquisition date.
d.	Adjustment to loans to reflect the preliminary estimated fair value at acquisition date.
e.	Adjustment to allowance for loan losses to reflect the reversal of First Southern’s allowance for loan and lease losses.
f.	Adjustment to other assets to reflect the reversal of accrued interest receivable on purchase credit impaired loans at acquisition date.
g.	Adjustment to bank property and equipment at First Southern to reflect the preliminary estimated fair value at acquisition date.
h.	Adjustment to other real estate owned to reflect preliminary estimated fair value at acquisition date.
i.	Adjustment to goodwill to reflect the reversal of First Southern’s goodwill.
j.	Adjustment to intangible assets to reflect the reversal of First Southern’s existing core deposit intangible (“CDI”).
k.	Adjustment to intangible assets to reflect the preliminary estimate of the core deposit intangible (“CDI”) at the acquisition date.
l.	Adjustment to FDIC indemnification asset to reflect estimated receivables from FDIC loss share agreements at acquisition date.
m.	Adjustment to deferred tax asset to reflect the reversal of First Southern’s deferred tax asset valuation.
n.	Adjustment to deposits to reflect preliminary estimated fair value at the acquisition date.
o.	Adjustment to other liabilities to reflect the preliminary estimated fair value of FDIC clawback liability at acquisition date.
p.	Adjustments to other assets to reflect the effect on deferred tax for fair value adjustments, change in federal tax rate, and bargain purchase gain calculated assuming the transaction closed on March 31, 2014. See note 1 below for further explanation of the effect on the net deferred tax asset and a discussion relating to the bargain purchase gain.
q.	Preliminary bargain purchase gain, net of deferred tax, calculated as if the net assets were acquired on March 31, 2014.
r.	Adjustment to reflect the reversal of First Southern’s common equity.

Note 1, as referenced in adjustment “p” above.

The components of the adjustment to the net deferred tax asset (“DTA”) are as follows (amounts are in thousands of dollars):

$17,277	dr.	net deferred tax effect on purchase accounting adjustments (adjusting the assets and liabilities to estimated fair value )
(1,723)	cr.	net effect of adjusting FSOF’s DTA inventory for a change in tax rates (37.63% to 38.575%)
(1,263)	cr.	tax effect on the estimated bargain purchase gain assuming the transaction closed on March 31, 2014

$14,291	dr.	net adjustment as presented in adjustment “p” above

The difference between the estimated bargain purchase gain of $3.273 million ($2.010 million after tax) calculated on a pro forma basis as if the transaction closed on March 31, 2014 and the preliminary goodwill calculation as of the actual June 1, 2014 transaction date ($0.541 million) is primarily due to the merger related expenses incurred by FSOF subsequent to March 31, 2014 and prior to June 1, 2014. These fees were primarily change in control and related compensation fees, legal fees and investment banking fees incurred by FSOF prior to the acquisition date.

Income Statements

The pro forma condensed consolidated income statement for the three month period ending March 31, 2014 assumes the FSOF transaction closed on January 1, 2013. On January 17, 2014, the Company completed its acquisition of Gulfstream Bancshares, Inc. (“Gulfstream”). Gulfstream is included in the Company’s operating results for the three month period ending March 31, 2014 and as such Gulfstream is not assumed to be closed on January 1, 2013 for the purposes of the three month pro forma income statements ending March 31, 2014 presented below.

The pro forma consolidated condensed income statement for the year ending December 31, 2013, also presented below, assumes both the FSOF and Gulfstream transactions closed on January 1, 2013. Adjusting entries are explained below. Amounts for shares outstanding and dollars presented are in thousands.

For the 3 months ending March 31, 2014:	CenterState as reported	FSOF as reported	Pro Forma adjustments		Pro Forma combined
Interest income:
Loans	$25,729	$8,042	$1,013	e	$34,784
Investment securities available for sale
Taxable	3,478	1,261			$4,739
Tax-exempt	336	—			$336
Federal funds sold and other	239	151			390

Total interest income	29,782	9,454			40,249

Interest expense:
Deposits	1,337	962	(108	) d	2,191
Other borrowings	252	—	(11	) c	241

Total interest expense	1,589	962			2,432

Net interest income	28,193	8,492			37,817
Negative provision for loan losses	(41)	(1,965)			(2,006)

Net interest income after loan loss provision	28,234	10,457			39,823

Non interest income:
Income from correspondent banking and bond sales division	3,136	—			3,136
Other correspondent banking revenue	795	—			795
Service charges on deposit accounts	2,262	124			2,386
Debit, prepaid, ATM and merchant card related fees	1,506	94			1,600
Wealth management related revenue	1,217	—			1,217
FDIC indemnification income	1,268	—			1,268
FDIC indemnification asset amortization	(5,185)	22			(5,163)
Bank owned life insurance income	352	16			368
Other service charges and fees	409	64			473

Total non interest income	5,760	320			6,080

Non interest expense:
Salary, wages and employee benefits	15,681	4,313			19,994
Occupancy expense	3,438	1,032			4,470
Data processing expense	1,039	475			1,514
Professional fees	775	597			1,372
Bank regulatory expenses	631	265			896
Credit related expenses	1,824	675			2,499
Marketing expenses	620	58			678
Merger and acquisition related expenses	2,347	437	(712	) i	2,072
Branch closure and efficiency initiatives	3,158	—			3,158
All other expenses	2,890	1,206	199	a,b	4,295

Total non interest expense	32,403	9,058			40,948
Income before provision for income taxes	1,591	1,719			4,956
Provision for income taxes	538	—	1,182	f	1,720

Net income	$1,053	$1,719			$3,235

Basic earnings per common share	$0.03	$0.06			$0.07

Diluted earnings per common share	$0.03	$0.06			$0.07
Weighted average common shares outstanding
Basic	34,465	26,887			43,941
Diluted	34,863	26,887			44,339

For the year ending Dec 31, 2013:	CenterState as reported	Gulfstream as reported	reclass		Pro Forma adjustments		CenterState Gulfstream Pro Form	FSOF as reported	reclass	Pro Forma adjustments		Pro Forma combined
Interest income:
Loans	$88,274	$18,778			$2,107	e	$109,159	$31,981		$6,099	e	$147,239
Investment securities available for sale
Taxable	9,889	841					10,730	4,110				14,840
Tax-exempt	1,430	—					1,430	—				1,430
Federal funds sold and other	785	309					1,094	683				1,777

Total interest income	100,378	19,928					122,413	36,774				165,286
Interest expense:
Deposits	5,184	1,778			(517	) d	6,445	4,326		(676	) d	10,095
Other borrowings	701	628			150	g	1,479	283		(281	) c	1,481

Total interest expense	5,885	2,406					7,924	4,609				11,576

Net interest income	94,493	17,522					114,489	32,165				153,710

Provision for loan losses	(76)	168					92	(5,296)				(5,204)

Net interest income after loan loss provision	94,569	17,354					114,397	37,461				158,914

Non interest income:

Income from correspondent banking and bond sales division	17,023	—					17,023	—				17,023
Other correspondent banking revenue	3,387	—					3,387	—				3,387
Service charges on deposit accounts	8,457	509					8,966	942				9,908
Debit, prepaid, ATM and merchant card related fees	5,420	—					5,420	—				5,420
Wealth management related revenue	4,551	410					4,961	—				4,961
FDIC indemnification income	5,542	—					5,542	—				5,542
FDIC indemnification asset amortization	(13,807)	—					(13,807)	128				(13,679)
Bank owned life insurance income	1,328	170					1,498	66				1,564

Net gain on sale of securities available for sale	1,060	—					1,060	57				1,117
Other service charges and fees	985	1,083	(137	) m			1,931	618				2,549

Total non interest income	33,946	2,172					35,981	1,811				37,792

For the year ending Dec 31, 2013:	CenterState as reported	Gulfstream as reported	reclass		Pro Forma adjustments		CenterState Gulfstream Pro Forma	FSOF as reported	reclass		Pro Forma adjustments		Pro Forma combined
Non interest expense:
Salary, wages and employee benefits	60,369	8,869					69,238	16,155					85,393
Occupancy expense	13,578	1,066					14,644	4,053					18,697
Data processing expense	3,784	604					4,388	2,112					6,500
Professional fees	3,754	—	470	k			4,224	2,304	209	k			6,737
Bank regulatory expenses	2,369	—	396	l			2,765	1,016					3,781
Credit related expenses	12,730	346	(137)	m			12,939	5,736	2,539	j			21,214
Marketing expenses	2,517	358					2,875	265					3,140
All other expenses	11,661	2,551	(866)	k,l	626	b	13,972	6,694	(2,748)	j,k	872	a,b	18,790

	110,762	13,794					125,045	38,335					164,252
Other than temporary impairment on securities:
Net impairment losses	—	53					53	—					53

Income before provision for income taxes	17,753	5,679					25,280	937					32,401
Provision for income taxes	5,510	2,100			713	f	8,323	—			2,676	f	10,999

Net income	12,243	3,579					16,957	937					21,402

Preferred stock dividend requirements and accretion of preferred discount	—	331			(331	) h	—	—					—

Net income available to common shareholders	$12,243	$3,248					$16,957	$937					$21,402

Basic earnings per common share	$0.41	$2.07					$0.48	$0.05					$0.48

Diluted earnings per common share	$0.41	$2.04					$0.48	$0.03					$0.47

Weighted average common shares outstanding
Basic	30,103	1,566					35,298	19,865					44,774
Diluted	30,220	1,594					35,606	31,749					45,082

Income Statements – reclassifications

The following reclassifications adjusted Gulfstream, where applicable, and First Southern’s historical income statements to conform to CenterState’s historical income statements.

j.	Loan expenses related to the foreclosure process have been reclassed to credit related expenses to conform to CenterState’s historical income statement.

k.	Professional fees included in Gulfstream and First Southern’s all other expenses have been reclassified to professional fees to conform to CenterState’s historical income statement.

l.	Bank regulatory expenses included in Gulfstream’s other expenses have been reclassified to bank regulatory expenses to conform to CenterState’s historical income statement.

m.	Credit related expenses include net gains and losses on OREO sales and valuation write-downs. Gulfstream’s net gain on sale of OREO, included in non-interest income, has been reclassified to credit related expenses and netted with net losses on OREO, included in non-interest expense.

Income Statements – Pro Forma Adjustments

	Three months ending March 31, 2014	Year ending December 31, 2013
Pro Forma Adjusting entries (Income Statements):	First Southern	Gulfstream	First Southern
a Remove amortization of existing CDI	$(37)	na	$(237)
b Amortization of new CDI	236	$626	1,109
c Remove TRUP interest expense	(11)	na	(281)
d Time Deposits amortization of fair value adjustment at acquisition date	(108)	(517)	(676)
e Preliminary estimate of loan interest accretion	1,013	2,107	6,099
f Income tax expense of pro-forma adjustments	1,182	713	2,676
g TRUPs amortization of fair value adjustment at acquisition date	na	150	na
h Effect of redeeming perpetual preferred stock, series D	na	(331)	na
i Remove merger related expenses for the First Southern acquisition	(712)	na	na

a.	Remove the amortization expense of First Southern’s existing core deposit intangible (“CDI”) asset.

b.	The preliminary estimates of CDI related to CenterState’s acquisition of Gulfstream and First Southern are expected to approximate $4.2 million and $7.4 million, respectively, and will be amortized over a ten year period on an accelerated basis which is expected to produce approximately $626,000 and $1,109,000, respectively, of amortization expense during the first year of combined operations. Below is the preliminary estimated amortization schedule.

year	Gulf stream	First Southern	year	Gulf stream	First Southern
1	$626	$1,109	6	$363	$643
2	532	943	7	363	643
3	452	802	8	363	643
4	384	681	9	363	643
5	363	643	10	364	646

c.	Remove the interest expense of First Southern’s existing Corporate Debenture and the underlying Trust Preferred Security (“TRUP”) as First Southern is assumed to redeem the Corporate Debenture prior to the merger acquisition date. The debt instrument has been redeemed during the first quarter of 2014.

d.	The time deposits acquired from Gulfstream and First Southern will be adjusted to fair value at the acquisition date. The preliminary estimate of the fair value adjustment at acquisition date is expected to approximate $783,000 and $1,294,000, respectively. This amount will be amortized as a decrease to interest expense on a pro rata basis based on the maturities of the underlying time deposits. The amortization is preliminarily estimated to approximate $517,000 and $676,000, respectively, during the first year of combined operations.

e.	Represents the preliminary estimate of interest income accretion related to the preliminary estimate of the fair value adjustment of the loans acquired pursuant to the merger.

f.	Adjustment to reflect the income tax provision of the pro forma purchase accounting adjustments and an estimated pro forma income tax provision on FSOF’s pre-tax book income using CenterState’s effective tax rate for the related period. FSOF did not provide any income tax provision on its income statements for the year ending December 31, 2013 or the three month period ending March 31, 2014.

g.	CenterState assumed Gulfstream’s $10 million of corporate debentures and the underlying trust preferred securities (“TRUPs”) pursuant to the merger. This debt instruments were adjusted to fair value at the acquisition date. The related fair value adjustment at acquisition is approximately $3,255,000. This amount will be amortized over the remaining life of the two debt instruments as an increase to interest expense. The amortization during the first year of combined operations is estimated to approximate $150,000. One of the debt securities ($7 million) matures on January 18, 2035 and the other ($3 million) matures on March 6, 2037. The amortization is on a straight line basis over their respective terms.

h.	Adjustment to reflect Gulfstream’s redemption of the non-cumulative perpetual preferred stock, series D prior to the closing date of the merger.

i.	Remove First Southern merger related expenses which were reflected in the historical financial statements of First Southern and CenterState.

Of the seven banking offices that will continue to operate as CenterState branches, First Southern owned one and leases the other six. The banking office owned by First Southern was purchased at fair market value based on a current appraisal. Management has determined that based on current rents for the related markets, the leases assumed by the Company approximate fair value as of the acquisition date. As such, management did not record a fair value adjustment to these assets at the closing date of the merger and no adjustments have been made to the pro forma combined condensed financial statements presented in this document.

(d)	Exhibits

2.1	Agreement and Plan of Merger by and between CenterState Banks, Inc. and First Southern Bancorp, Inc., dated as of January 29, 2014. Incorporated by reference to Exhibit 10.1 to Form 8-K/A filed on January 31, 2014.

23.1	Consent of Crowe Horwath LLP

99.1	Consolidated financial statements of First Southern Bancorp, Inc. which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2013, and the related notes to the financial statements.

99.2	Condensed unaudited financial statements of First Southern Bancorp, Inc. which comprise the condensed consolidated balance sheets as of March 31, 2014 and December 31, 2013, and the related condensed consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the three month periods ending March 31, 2014 and 2013, and the related notes to the financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and Chief Financial Officer

Date: August 13, 2014